THE TILE SHOP REPORTS THIRD QUARTER 2013 RESULTS

— 14.8% Comparable Store Sales Growth —

— Company Opens Five Stores in the Third Quarter —

— Reaffirms 2013 Annual Guidance —

October 30, 2013 – Tile Shop Holdings, Inc. (NASDAQ: TTS) (the “Company”), a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories, today announced results for its third quarter ended September 30, 2013.

Net sales grew 28.3% to $56.8 million for the quarter ended September 30, 2013 compared with $44.3 million for the third quarter of 2012. The $12.5 million increase in sales was driven by an increase in comparable store sales of 14.8% or $6.6 million, and incremental net sales of $5.9 million from stores not included in the comparable stores base. For the quarter, Adjusted EBITDA grew 13.0% to $12.7 million, compared to $11.2 million in the same period of the prior year.

Robert Rucker, Chief Executive Officer, commented, “Our 14.8% increase in same store sales in the quarter, following a 14.3% increase in the second quarter, provides further evidence that our customers continue to embrace our retail concept in markets throughout the country. Our broad assortment of products, room-sized displays, knowledgeable sales associates and market based pricing are proving to be a winning combination in satisfying the consumers’ need for a better home improvement shopping experience. Given these results, we are continuing to execute on our aggressive growth strategy with the opening of five new stores this quarter, bringing the total number of new stores opened in 2013 to 12. While this pace of growth also brings with it a necessary level of investment, which, as expected, has modestly impacted our current operating margins, these short-term investments will result in stronger cash flow in the coming years as these stores mature.”

During the third quarter, the Company opened three stores in new markets (Dallas, Texas; Greenwood Village, Colorado; Littleton, Colorado) and two stores in existing markets (Timonium Maryland; Skokie Illinois).

For the nine months ended September 30, 2013 net sales improved 25.9% to $171.8 million, compared with $136.5 million for the comparable period last year. Comparable-store sales growth for the nine months was 13.1%.

Adjusted EBITDA for the nine months ended September 30, 2013 increased 16.0%, to $44.9 million, compared to $38.7 million in the same period of the prior year.

Income from operations was $7.6 million and as a percentage of sales was 13.4% in the third quarter 2013, compared to $5.6 million and 12.6%, respectively, in the quarter ended September 30, 2012. Income from operations for the first nine months of 2013 was $30.1 million, compared to $26.9 million in the same period of 2012. The Company generated $13.0 million of operating cash flow during the nine months ended September 30, 2013.

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The following is a reconciliation of net income to Adjusted EBITDA. See also the “Non-GAAP Financial Measures” section below.

Adjusted EBITDA (in thousands) (Unaudited)	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net income (loss)	$4,050	$(31,864)	$(37,083)	$(11,075)
Interest expense	780	450	1,869	626
Income taxes	2,757	(4,723)	11,036	(4,299)
Change in fair value of warrants	-	41,707	54,219	41,707
Depreciation and amortization	3,703	2,750	10,154	7,543
Deferred compensation expense	-	2,624	-	3,897
Non-recurring transaction related costs	251	-	1,276	-
Stock-based compensation	1,127	263	3,391	263
Adjusted EBITDA	$12,668	$11,207	$44,862	$38,662

Pro-Forma Non-GAAP Information

The Company presents pro–forma non-GAAP net income to provide useful information to investors regarding the Company’s normal operating performance. Pro-forma non-GAAP net income adds back the non-cash expense related to the change in warrant liability, non-recurring and unusual expenses and transaction costs, and includes a pro-forma adjustment for income tax expense as if the Company had been a "C" corporation at the beginning of each period (at an assumed combined effective tax rate of 40%).

On a pro-forma non-GAAP basis, net income for the quarter would have been $4.2 million, compared to $3.1 million in the comparable prior year period. Pro-forma non-GAAP earnings per diluted share for the quarter ended September 30, 2013 would have been $0.08, based on 51.9 million weighted average diluted shares. Pro-forma non-GAAP earnings per diluted share for the quarter ended September 30, 2012 would have been $0.06 per share. See the “Pro-forma Non-GAAP Net Income” table and the “Non-GAAP Financial Measures” section below for a reconciliation of non-GAAP to GAAP earnings.

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Reported income (loss) before income taxes	$6,807	$(36,587)	$(26,047)	$(15,374)
Change in fair value of warrants	-	41,707	54,219	41,707
Non-recurring transaction related costs	251	-	1,276	-
Pro-forma non-GAAP net income before taxes	7,058	5,120	29,448	26,333
Pro forma provision for income taxes	(2,823)	(2,049)	(11,779)	(10,533)
Pro-forma non-GAAP net income	$4,235	$3,071	$17,669	$15,800

Basic shares outstanding	50,911,104	50,911,104	50,911,104	50,911,104
Diluted shares outstanding	51,892,028	51,892,028	51,892,028	51,892,028
Pro forma basic earnings per share	$0.08	$0.06	$0.35	$0.31
Pro forma diluted earnings per share	$0.08	$0.06	$0.34	$0.30

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Financial Guidance

The Company is reaffirming its guidance for the year ending December 31, 2013.

Guidance Range
Net sales ($ in millions)	$227 to $237
New stores	20
Adjusted EBITDA ($ in millions)	$60

Webcast and Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 5:00 p.m. Eastern Time on Wednesday, October 30, 2013. Participants may access the live webcast by visiting the Company’s investor relations website at www.tileshop.com. The call can also be accessed by dialing (877) 407-3892, or (201) 493-6780 for international participants. The replay of the call will be available from approximately 8:00 p.m. Eastern Time on October 30, 2013 through midnight Eastern Time on November 13, 2013. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 10000444. The archive of the webcast will be available on the Company’s Web site for a limited time.

Additional details can be located in the filing at www.tileshop.com under the Financials – SEC Filings section of its Legal/Investors – Investor Relations page.

About Tile Shop Holdings and The Tile Shop

The Tile Shop is a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of products, attractive prices, and exceptional customer service in an extensive showroom setting. The Tile Shop operates 82 stores in 27 states, with an average size of 23,000 square feet. The Tile Shop also sells its products on its website, www.tileshop.com.

Non-GAAP Financial Measures

We calculate Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, non-cash change in warrant liability, non-recurring items including equity related transaction costs, deferred compensation expense, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. Pro-forma non-GAAP net income is determined by adding back the non-cash change in warrant liability, and non-recurring warrant related transaction costs to income before taxes calculated in accordance with GAAP and subtracting from this an estimate for income taxes as if the Company had been a “C” Corporation for all periods.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and our board of directors. We believe that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

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Our management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans, expected financial performance of new stores, the benefits of the Company’s operating model, and expected future cash flows. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

Contacts:

Investors and Media: Brad Cohen: 763-852-2988 investorrelations@tileshop.com

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Tile Shop Holdings Inc and Subsidiaries
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net sales	$56,800	$44,288	$171,758	$136,463
Cost of sales	16,986	12,196	50,705	37,025
Gross profit	39,814	32,092	121,053	99,438
Selling, general and administrative expenses	32,207	23,899	90,951	68,605
Deferred compensation expense	-	2,624	-	3,897
Income from operations	7,607	5,569	30,102	26,936
Interest expense	780	450	1,869	626
Change in value of warrants	-	41,707	54,219	41,707
Other (expense) income	(20)	1	(61)	23
Income (loss) before income taxes	6,807	(36,587)	(26,047)	(15,374)
(Provision) for benefit from income taxes	(2,757)	4,723	(11,036)	4,299
Net income (loss)	$4,050	$(31,864)	$(37,083)	$(11,075)

Weighted average basic shares outstanding	50,911,104	36,581,888	49,129,577	33,544,079
Basic income (loss) earnings per share	$0.08	$(0.87)	$(0.75)	$(0.33)

Weighted average diluted shares outstanding	51,892,028	36,581,888	49,129,577	33,544,079
Diluted income (loss) earnings per share	$0.08	$(0.87)	$(0.75)	$(0.33)

Pro forma computation related to conversion to C Corporation for income tax purposes (1)
Historical income before income taxes	$-	$(36,587)	$-	$(15,374)
Pro forma provision for income taxes	-	(2,150)	-	(11,060)
Pro forma net income	$-	$(38,737)	$-	$(26,434)

(1) Company converted to C Corporation in August, 2012

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Tile Shop Holdings Inc and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$3,850	$2,987
Restricted Cash	2,133	-
Trade receivables, net	1,414	1,009
Inventories	71,863	46,890
Prepaid inventory	5,197	6,051
Prepaid expenses	1,491	2,017
Income tax receivable	3,246	2,529
Deferred tax asset - current	10,523	9,364
Other current assets, net	1,090	966
Total current assets	100,807	71,813
Property, plant and equipment, net	112,853	82,080
Deferred tax asset	19,735	20,865
Other assets	2,363	1,316
TOTAL ASSETS	$235,758	$176,074

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,656	$14,968
Current portion of long term debt and capital leases	3,590	3,860
Accrued wages and salaries	3,194	2,912
Other accrued liabilities	9,808	7,734
Income tax payable	-	-
Current portion of capital lease obligation	269	234
Deferred compensation	-	6,171
Total current liabilities	42,517	35,879
Long-term debt, net	86,521	69,310
Capital lease obligation, net	1,232	1,420
Deferred rent	23,130	18,583
Warrant liability	-	95,645
Other long-term liabilities	4,553
TOTAL LIABILITIES	157,953	220,837

Commitments and contingencies

Stockholders’ equity:
Common stock, par value 0.0001; authorized: 100,000,000 shares; issued: 51,176,278 and 43,177,822 shares	5	4

Preferred stock, par value $.0001; authorized: 10,000,000 shares; 0 issued shares	-	-
Additional paid-in-capital	169,084	9,434
Accumulated deficit	(91,284)	(54,201)
Total stockholders’ equity	77,805	(44,763)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$235,758	$176,074

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Tile Shop Holdings Inc and Subsidiaries
Consolidated Statement of Cash Flows
($ in thousands)
(Unaudited)
	Nine months ended September 30,
	2013	2012
Cash Flows From Operating Activities
Net (loss)	$(37,083)	$(11,075)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs	97	-
Depreciation and amortization	10,154	7,543
Loss on disposals of property, plant and equipment	76	6
Change in fair value of warrants	54,219	41,707
Deferred rent	4,547	2,168
Stock based compensation	3,391	263
Deferred compensation expense	-	3,897
Deferred income taxes	(28)	(5,300)
Changes in operating assets and liabilities:
Trade receivables	(406)	(358)
Inventories	(24,973)	3,082
Prepaid expenses and other current assets	1,430	(3,715)
Accounts payable	6,064	4,721
Accrued interest	102	-
Income tax receivable/ payable	(717)	-
Accrued expenses and other liabilities	(3,839)	(1,399)
Net cash provided by operating activities	13,034	41,540

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(36,377)	(16,187)
Restricted cash	-	(1,000)
Net cash used in investing activities	(36,377)	(17,187)

Cash Flows From Financing Activities
Release of restricted cash	1,323	-
Payments of long-term debt and capital lease obligations	(38,738)	(1,703)
Proceeds from long-term debt	55,526	-
Distributions to members	-	(26,306)
Cash received in merger with JWC Acquisition Corp	-	62,904
Proceeds from issuance of common shares to JWC Acquisition Corp's shareholders	-	15,000
Payment to members of Tile Shop LLC for contribution	-	(75,000)
Repurchase of warrants	(30,108)	-
Repurchase of common units	(46,000)	-
Proceeds from exercise of warrants	82,413	599
Proceeds from exercise of stock options	90	-
Payment toward special cash distribution units	-	(300)
Expense for recapitalization	-	(1,075)
Debt issuance costs	(300)	-
Receipt on note from member	-	1,205
Net cash provided by (used in) financing activities	24,206	(24,676)

Net change in cash	863	(323)

Cash and cash equivalents beginning of period	2,987	6,283
Cash and cash equivalents end of period	$3,850	$5,960

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